Exhibit No. 24(B)


                Certified Copy of Resolutions from the Minutes of
                 a Regular Meeting of the Board of Directors of
                Duke Energy Corporation Held on February 17, 1999


          FURTHER RESOLVED, That the Power of Attorney as presented to the meeting and executed by all the Directors present be and hereby is approved in form and content for purposes of filing the Form
         10-K Annual Report with the Securities and Exchange Commission.



                                 * * * * * * * *



        I, Robert T. Lucas III, Assistant Secretary of Duke Energy Corporation, do hereby certify that the above is a full, true and complete extract from the Minutes of the regular meeting of the Board of Directors of Duke Energy Corporation held on February 17, 1999, at which meeting a quorum was present; as taken from and compared with the original Minutes of said meeting.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Corporate Seal of said Duke Energy Corporation this 15th day of March, 1999.



                                                          -------------------
                                                          Robert T. Lucas III
                                                          Assistant Secretary